Exhibit (c)(2)

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Valuation report

Commercial property
Riedmattstrasse 9
8153 Rümlang
Switzerland

Market value	CHF 25,070,000

Valuation date	01.04.2020
Valuation purpose	Update
Customer	Optibase RE1, 45, boulevard Napoléon, 1120 Luxembourg, Luxembourg Yakir Ben Naim, +972-54-456-3894
Project reference number (PRN)	118318
Valuation Id	101-17096-100
Project manager	Moritz Menges, Wüest Partner, +41 44 289 91 76
Bleicherweg 5, 8001 Zürich, Switzerland
Site visit date	17.12.2012
Site visited by	Wüest Partner / R. Paul

Desktop Valuation as at 1 April 2020

DRAFT

Assumptions:

●   The current valuation is based on the valuation report performed as at 1-1-2013.

●   The rent roll provided by the client assumed to be valid as at the date of valuation.

●   All lease contracts included in the valuation report are expected to be signed as at the date of valuation, although not all of them are signed until the preparation of the report (e.g. Gondrand prolongation currently not signed).

118318 | 101-17096-100 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 26.03.2020, DRAFT - Desktop Valuation as at 1 April 2020	Page 1 of 31

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Summary

Property condition

Commercial property Riedmattstrasse 9 8153 Rümlang Switzerland WGS84: 47.460779 / 8.523837
Property unit
Reference number
Owner	Optibase RE1
Type of ownership	Sole ownership
Construction year	1989
Last renovated	2011
Customer	Optibase RE1
Contact person	Yakir Ben Naim
yakirb@optibase-holdings.com
Project manager	Moritz Menges
moritz.menges@wuestpartner.com
Valuer	Roger Blumenthal
roger.blumenthal@wuestpartner.com
Results

Market values	CHF	CHF/m2 LA
Market value	25,070,000	2,025
Building insurance value	35,350,000	2,855
Repair cost years 1 to 10	7,346,050	593

Inflation		0.50%
Discount rate real/nominal	3.80%	4.32%
Net capitalisation rate (exit)		3.80%
Net/gross yield annuity	3.70%	7.45%
Gross yield (projected/effective)	7.22%	6.53%
IRR 5/IRR 10	3.80%	3.80%
Net initial yield (P1) before/after capex	3.75%	-2.38%
Annuity net yield (P1-10) before/after capex	5.57%	2.43%
Market matrix	Quality profile

Rents

Use type				Current rent					Market rent
Type	No.	sqm	Share	Proj. p.a. [CHF]	Vacant	Eff. p.a. [CHF]	Proj./sqm	Quantile	Proj. p.a. [CHF]	Proj./sqm	Quantile	Vacant	Dev.
Craft/Industry	11	6,534	45%	822,580	0.0%	822,580	126	31%	914,760	140	39%	5.0%	11.2%
Office	11	3,498	29%	524,896	26.0%	388,396	150	40%	521,400	149	39%	7.0%	-0.7%
Indoor parking	138		12%	213,577	12.4%	187,057			215,280			8.0%	0.8%
Retail	3	1,059	7%	120,492	8.2%	110,592	114	15%	116,490	110	13%	5.0%	-3.3%
Warehousing	10	1,271	6%	113,652	0.0%	113,652	89		101,680	80		5.0%	-10.5%
Others	13	18	1%	14,852	0.0%	14,852	144		12,260	0		5.0%	-17.5%
Total	186	12,380	100%	1,810,048	9.6%	1,637,128	128		1,881,870	134		5.9%	4.0%

Yields

	Present value	Annuity (P1-Exit)			Annuity (Exit)		% project. (P1-Exit)		% project. (Exit)		% RPC (P1-Exit)		% RPC (Exit)		Yield
	[CHF]	[CHF]	[CHF/m2]	Q.	[CHF/m2]	Q.	[%]	Q.	[%]	Q.	[%]	Q.	[%]	Q.	[%]
Gross target income	50,309,544	1,868,323	151		152		100.0%		100.0%		5.2%		5.2%		7.45%
Est. rental inc.	50,309,544	1,868,323	151		152		100.0%		100.0%		5.2%		5.2%		7.45%
Income reductions	3,687,491	137,030	11		9		7.3%		5.9%		0.4%		0.3%		0.55%
Actual gross inco…	46,622,054	1,731,293	140		143		92.7%		94.1%		4.8%		4.9%		6.91%
Operating costs	2,982,924	111,078	9	10%	8	5%	5.9%	44%	5.0%	30%	0.3%	26%	0.3%	19%	0.44%
Maintenance costs	3,055,326	113,774	9	45%	10	48%	6.1%	72%	6.4%	73%	0.3%	65%	0.3%	68%	0.45%
Refurbishment costs	15,511,923	577,631	47	78%	39	70%	30.9%	95%	25.6%	89%	1.6%		1.3%		2.30%
Total costs	21,550,173	802,483	65		56		43.0%		37.1%		2.2%		1.9%		3.20%
Total net income	25,071,881	928,810	75		87		49.7%		57.0%		2.6%		3.0%		3.70%

118318 | 101-17096-100 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 26.03.2020, DRAFT - Desktop Valuation as at 1 April 2020	Page 2 of 31

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Summary 2

Results

		Periods | real cashflows
		1	2	3	4	5	6	7	8	9	10	Exit
Incomes	Ann.	01.04.2020	01.04.2021	01.04.2022	01.04.2023	01.04.2024	01.04.2025	01.04.2026	01.04.2027	01.04.2028	01.04.2029	01.04.2030
	%	- 31.03.2021	- 31.03.2022	- 31.03.2023	- 31.03.2024	- 31.03.2025	- 31.03.2026	- 31.03.2027	- 31.03.2028	- 31.03.2029	-31.03.2030
	project.
Gross target income	100.0%	1,812,047	1,815,995	1,822,711	1,828,531	1,834,849	1,841,739	1,849,105	1,857,098	1,865,727	1,875,001	1,881,966
Est. rental inc.	100.0%	1,812,047	1,815,995	1,822,711	1,828,531	1,834,849	1,841,739	1,849,105	1,857,098	1,865,727	1,875,001	1,881,966
Income reductions	7.3%	532,271	327,124	156,862	132,627	130,315	118,340	109,357	109,776	110,294	110,771	110,992
Actual gross income	92.7%	1,279,776	1,488,870	1,665,849	1,695,905	1,704,534	1,723,398	1,739,748	1,747,321	1,755,433	1,764,230	1,770,974

Costs
Operating costs	5.9%	239,262	193,466	144,218	131,813	122,408	121,733	120,000	120,000	120,000	120,000	95,000
Maintenance costs	6.1%	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	120,000
Refurbishment costs	30.9%	1,536,900	1,338,650	293,250	131,250	4,026,750	19,250	0	0	0	0	482,544
Total costs	43.0%	1,876,162	1,632,116	537,468	363,063	4,249,158	240,983	220,000	220,000	220,000	220,000	697,544

Total net income	49.7%	-596,386	-143,245	1,128,381	1,332,842	-2,544,623	1,482,416	1,519,748	1,527,321	1,535,433	1,544,230	1,073,431

Market value as at start of period	25,071,881	26,628,525	27,781,762	27,681,192	27,368,157	31,000,042	30,660,467	30,269,870	29,856,677	29,419,480	28,956,665
Gross yield p.a.	7.23%	6.82%	6.56%	6.61%	6.70%	5.94%	6.03%	6.14%	6.25%	6.37%	6.50%
Net yield after repair p.a.	-2.38%	-0.54%	4.06%	4.82%	-9.30%	4.78%	4.96%	5.05%	5.14%	5.25%	3.71%
Capital growth return p.a.	6.21%	4.33%	-0.36%	-1.13%	13.27%	-1.10%	-1.27%	-1.37%	-1.46%	-1.57%
Total return p.a.	3.83%	3.79%	3.70%	3.68%	3.97%	3.69%	3.68%	3.68%	3.68%	3.68%

Sensitivity analysis

	Presentation in relative terms

	Δ	+30	+10	+/-	-10	-30
		4.10%	3.90%	3.80%	3.70%	3.50%
Target rental income	-10%	-25%	-22%	-20%	-17%	-13%
	+0%	-7%	-3%	0%	3%	9%
	+10%	11%	17%	20%	23%	30%
Vacancy	+100%	-18%	-14%	-11%	-9%	-4%
	+0%	-7%	-3%	0%	3%	9%
	-100%	3%	9%	11%	15%	21%
Repair costs	-10%	-2%	3%	6%	9%	15%
	+0%	-7%	-3%	0%	3%	9%
	+10%	-13%	-8%	-6%	-4%	2%

Contract terms
Usage	Expected	WAULT	WAULT	WAULT	Index
	end ø [a]	ø	min	max	ø
Outdoor parking	4.1				61%
Office	2.0	1.7	0.1	3.7	75%
Indoor parking	1.8				52%
Retail	1.6	1.6	1.2	2.7	80%
Craft/Industry	0.7	0.8	0.2	1.2	60%
Special use without ar…	0.7				80%
Warehousing	0.4	0.5	0.1	3.0	44%
Special use with area	0.1				80%
Total	1.2	1.1	0.1	3.7	63%

118318 | 101-17096-100 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 26.03.2020, DRAFT - Desktop Valuation as at 1 April 2020	Page 3 of 31

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Contents
Title	1
Summary	2
Summary 2	3
Contents	4
Description	5
Property data (plots, buildings)	8
Use-type overview	10
Area list	12
Tenant list outlook	15
Summary by tenant and use type	17
Projected accounts summary	19
Sensitivity analysis	21
Quality profile compact	22
Photo documentation	23
Maps (macro and micro location)	25
Context	26
Documentation index	28
Glossary	29

118318 | 101-17096-100 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 26.03.2020, DRAFT - Desktop Valuation as at 1 April 2020	Page 4 of 31

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Description

Commission

Wüest Partner was commissioned by Optibase RE1 to value the property in question as per the stipulated day of valuation for accounting reasons. The current valuation is set up as a desktop valuation without performing a site visit or detailed surveys in relation of the condition and standard of the building. Furthermore the effective letting situation has not been verified by a site visit and is therefore based on the rent roll provided by the client as well as the provided lease contracts.

Wüest Partner already prepared a valuation report dated to 1 January 2013, on which the present valuation is based. In the current valuation the following sections have been adopted from the previous valuation report: micro location, building/surrounding area, building fabric/condition, pictures.

The following main assumptions have to be considered:

●  The current valuation is based on the valuation report performed as at 1-1-2013.

●  The rent roll provided by the client assumed to be valid as at the date of valuation.

●  All lease contracts included in the valuation report are expected to be signed as at the date of valuation, although not all of them are signed until the preparation of the report (e.g. Gondrand prolongation currently not signed).

In connection with the corona virus/COVID-19 and the fight against the pandemic, drastic measures have been put into effect in many countries, the consequences of which for the overall economy and the real estate market are not yet foreseeable. Above all, the consequences are difficult to quantify at the moment because no or not enough up-to-date comparative financial statements and transactions with these boundary conditions are available. Accordingly, the valuation uncertainty is currently increased.

Macro location

General locational factors

With a population of 8,172 (up by 8.2% between 2014 and 2018), the municipality of Rümlang (ZH) is located in the Zürich urban agglomeration. People with a higher income (executives and senior management) accounted for 12% of Rümlang’s population in 2017, compared to the Swiss average of 12%.

29,000 people live within a 10-minute and 243,000 within a 20-minute drive of Rümlang (the corresponding figures for the city of Zurich being around 415,000 and 695,000).

Within half an hour’s drive of Rümlang, 1,206,000 residents and 903,000 employees (full time equivalent) can be reached in Switzerland (equivalent figures for the city of Zurich: approx. 1,636,000 residents and 1,168,000 employees).

The number of people working in the industrial or service sector (full time equivalent) was 4,877 in 2017, 65.1% being employed in the service sector (Switzerland: 75.0%). Since 2015, the employment figure for Rümlang has decreased by 4.1%, with jobs shed in both the industrial and service sector. Between 2018 and

2019, the region of Glattal-Furttal, which Rümlang is part of, has shown a net inward corporate migration, i.e. fewer companies moved out of the area than arrived from other regions.

Office premises

The average asking rent (net) for office space in Rümlang is CHF 166 per sqm p.a. This value is below the Swiss average of CHF 206 per sqm p.a.

Overall, the urban agglomeration Zürich provides some 15,347,000 sqm of office space (including 84,000 sqm in Rümlang). The volume of new-build office development (in relation to the existing stock) over the last few years in the urban agglomeration Zürich has been par for Switzerland.

Retail premises

The average asking rent (net) for retail space in Rümlang is CHF 186 per sqm p.a. This value is below the Swiss average of CHF 263 per sqm p.a.

Overall, the urban agglomeration Zürich provides some 5,291,000 sqm of retail space (including 29,000 sqm in Rümlang). This is equivalent to some 3.8 sqm retail space per resident of urban agglomeration, a figure more or less in line with the Swiss average (4.1 sqm per resident). The volume of new-build retail development (in relation to the existing stock) over the last few years in the urban agglomeration Zürich has been above par for Switzerland.

Conclusion

According to Wüest Partner AG’s location and market rating, Rümlang ranks as a municipality with an excellent location quality for office premises (4.8 points) and an excellent location quality for retail premises (4.8 points on a scale from 1 [municipality with an extremely poor location quality] to 5 [municipality with an excellent location quality]).

Micro location

The property is located in the industrial area Riedmatt, which connects the north and out of the village Rümlang. The industrial quarter profits directly from the neighboring communities - the city of Zurich and Kloten intercontinental airport. Numerous industrial, commercial and service companies are located in the neighborhood. The property itself is located at the full front of the busy Riedmattstrasse and thus has good exposure to passing traffic. Within the local vicinity the general appearance of the local environment can be described as good. Local occupiers include Coop, Denner, Burger King and Top CC. The area will benefit from a new facility which is currently under construction. The situation of the property will be less influenced by passing pedestrians but rather than traffic. 100m from the property there is a bus stop providing services to the train station in a few minutes. The nearest highway exit is about five kilometers away providing good access to the A1 and A51 and the airport being just ten minutes. In summary, the micro-location with respect to the relevant uses are referred to as being between average and good.

118318 | 101-17096-100 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 26.03.2020, DRAFT – Desktop Valuation as at 1 April 2020	Page 5 of 31

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Building/Surrounding area

The present review concerns: Plot No. 1688 with a plot area of 5,090 m2 and commercial building with underground car parking.

In the land register various easements are recorded. Noteworthy is the following:

●  At best, the visitor parking maybe eliminated at its own cost and without compensation for an expansion of Riedmattstrasse. (Assumption: not relevant to assessment)

●  The plot is no. is 4778. Compensation by way of assignment from the neighboring plot 4779 (assumption: not relevant to assessment)

●  Continuity and shared the heating system: The 4779 heating system located on the property may be shared. All costs are allocated according to energy consumption.

The building is parallel to Riedmattstrasse which lies to the north. Both the main entrance and the access roads to the garage and the loading and unloading area are accessed from Riedmattstrasse. The property consists of five floors and two underground floors, the top two floors are in a H-shaped layout providing good natural light to all areas. The lower floors are made of reinforced concrete and masonry with the upper floors of reinforced concrete frame. The floors are connected by a central service core. This includes the two passenger lifts and sanitary facilities. Additionally, there are two service cores at the east and west at the front of the building each providing staircase access. Four goods lifts with up to 5000 kg open up next to the passenger elevators.

The building includes office, industrial, warehouse and showroom. The two upper floors are mainly for office use while the lower floors have a greater ceiling height and are mainly used for commercial purposes. The ground floor retail units are of a good size and make ideal show room accommodation. Covered ramps to the car parking are located at the front of the building with two ramps on either side to the rear for delivery (one to enter and one to exit). The basement provides sufficient car parking available over 3 split levels.

Building fabric/Condition

The property was constructed in 1989 and the façade consists of concrete with sections of the first floor façade having sheet metal panels coverings, one of which is missing from the south elevation at the exit of the loading bay. Both the entrance and exits to the covered loading bay has some minor damage to the ceiling caused by high vehicles. Some areas of the concrete façade are in need of repair and should be carried out within approximately the next five years. The windows frames are made of a wood-metal mix and the double glazing was replaced in 2002. The roof is flat and mainly gravel covered with one extensively planted terraced are above the second floor level. The roof is currently undergoing repair works. Overall, the property is in a good condition and is being regularly maintained.  A new heating boiler was installed in 2010, the heat being distributed via radiators. A ventilation/air conditioning system was installed for the top floor office space in 2009. This is because of noise pollution from the air traffic. The ground floor showroom areas have their own individual tenant fit-out and the motor cycle showroom has a work shop area with all major installations usually available for auto repair work. Currently, the ventilation system is used only in the garage area.

Usage

The property contains the following use types:

- Office: 3,498 sqm

- Retail: 1,059 sqm

- Craft / Industry: 6,534 sqm

- Warehousing: 1,271 sqm

- Special use with area: 18 sqm

- Special use without area: 1 units

- Indoor parking: 138 units

- Outdoor parking: 11 units

Rental income

The actual target rental income as per valuation date amounts to CHF 1,810,048 p.a. The actual vacancy of the property is 9.6%. The property is leased as follows:

- Office: CHF 140 – 165/sqma

- Retail: CHF 112 – 119/sqma

- Craft / Industry: CHF 90 – 133/sqma

- Warehousing: CHF 27 – 144/sqma

- Indoor parking: CHF 13 - 240/mth

- Outdoor parking: CHF 60 - 80/mth

Wüest Partner estimates market rents at a total of CHF 1,881,870 p.a. and thus around 4.0% above the current target income of CHF 1,810,048 p.a. The following rent potential is assumed:

- Office: CHF 130 – 150/sqma

- Retail: CHF 110/sqma

- Craft / Industry: CHF 140/sqma

- Warehousing: CHF 80/sqma

- Indoor parking: CHF 130/mth

- Outdoor parking: CHF 60 - 80/mth

The structural vacancy rate is estimated at around 5.9%.

Running and maintenance costs

- Long term OPEX (excl. property taxes): CHF 111,000

- Long term maintenance from period 11: CHF 10/sqma

118318 | 101-17096-100 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 26.03.2020, DRAFT – Desktop Valuation as at 1 April 2020	Page 6 of 31

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- Long term CAPEX from period 11: CHF 39/sqma

Refurbishment

Wüest Partner calculates – based on the information received by the client – the following CAPEX within the next 10 years:

●  2020: CHF 50,000 - Modernization remaining fire safety system

●  2020: CHF 50,000 - Water evacuation Parking (rough assumption by Wüest Partner)

●  2020: CHF 225,000 - Subdivision/Refurbishment of space

●  2021: CHF 575,000 - Renovation part of the roof

●  2025: CHF 4,000,000 - Windows/blinds and facade (estimate Wüest Partner)

Strengths/Weaknesses

●  The property is typical for the general location

●  Micro locational quality for industrial usage is good

●  The property shows stable letting situation with some relevant contracts expiring in the first periods.

●  Larger investments to be considered in the first decade.

118318 | 101-17096-100 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 26.03.2020, DRAFT – Desktop Valuation as at 1 April 2020	Page 7 of 31

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Property data (plots, buildings)

Property unit

Property ID
PU Id	259251
PU reference number (PURN)
PU name
Owner	Optibase RE1
Ownership	Sole ownership
Type	Commercial property
Address	Riedmattstrasse 9 8153 Rümlang

Country	Switzerland
Coord. [Lat./Long. WGS 84]	47.460779 / 8.523837

Land plots
	Buildings	sqm
Riedmattstrasse 9, Rümlang	1	5,090
Total	1	5,090

Buildings
	Land plots	BF sqm
Riedmattstrasse 9, Rümlang	1
Total	1

Details for land plot Riedmattstrasse 9, Rümlang

Reference number
Name	Riedmattstrasse 9, Rümlang
Ownership	Sole ownership
Comments
Owner	Optibase RE1
EGRID
Parcel area [sqm]	5,090
Coord. [Lat./Long. WGS 84]	47.460779 / 8.523837

Land registry
Local court	Niederglatt
Municipality of land registry	Rumlang
Name of the corridor
Land registry sheet number	1688
Serial registration number
Plan number
Cadastral no.	4778
Land registry entry
Land registry extract date	21.12.2017

Planning law
Planning zone	Industrial Zone IIIA
Design plan
Utilisation potential	Ratio of building per parcel area 8.00
Contaminated sites	no information
Listed building	no information

Details for building Riedmattstrasse 9, Rümlang

Reference number
Name	Riedmattstrasse 9, Rumlang
EGID
Building category
Address	Riedmattstrasse 9 8153 Rumlang
Country	Switzerland
Coord. [Lat./Long. WGS 84]	47.460779 / 8.523837
Volume (V)	72,348
Gross floor area (GFA)
Usable area
Building footprint (BF)
Energy certificate	Without certificate

Building construction activities
Construction year	Comments
1989

Building renovation
Renovation year	Comments
2011

Associated land plot
Land plot	Share of building area
Riedmattstrasse 9, Rümlang	100.0%

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Reference value

Total [CHF]
Type	Date	Value Comments
Building insurance value	02.12.2019	35,350,000	gem. iSure
Details [CHF]
Transaction price/construction costs	Reconstruction/renovation costs	Parking	Hobby room	Other

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Use-type overview

Use type			Current rent					Market rent

	No.	Area	CHF p.a.	Share CHF/sqm				CHF p.a.	Share CHF/sqm				Dev.
					Min	Max	Ø			Min	Max	Ø		CHF/sqm p.a.

Craft/Industry
Target income	11	6,534	822,580	45.4%	90	133	126	914,760	48.6%	140	140	140	11%
Vacancy			0.0%					5.0%					100%
Actual rental income	11	6,534	822,580		90	133	126	869,022					6%

Office
Target income	11	3,498	524,896	29.0%	140	165	150	521,400	27.7%	130	150	149	-1%
Vacancy	2	910	26.0%		150	150	150	7.0%					-73%
Actual rental income	9	2,588	388,396		140	165	150	484,902					25%

Indoor parking
Target income	138		213,577	11.8%				215,280	11.4%				1%
Vacancy	17		12.4%					8.0%					-36%
Actual rental income	121		187,057					198,058					6%

Retail
Target income	3	1,059	120,492	6.7%	110	119	114	116,490	6.2%	110	110	110	-3%
Vacancy	1	90	8.2%		110	110	110	5.0%					-39%
Actual rental income	2	969	110,592		112	119	114	110,666					0%

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Use type			Current rent					Market rent

	No.	Area	CHF p.a.	Share CHF/sqm				CHF p.a.	Share CHF/sqm				Dev.
					Min	Max	Ø			Min	Max	Ø		CHF/sqm p.a.

Warehousing
Target income	10	1,271	113,652	6.3%	27	144	89	101,680	5.4%	80	80	80	-11%
Vacancy			0.0%					5.0%					100%
Actual rental income	10	1,271	113,652		27	144	89	96,596					-15%

Outdoor parking
Target income	11		8,760	0.5%				8,760	0.5%				0%
Vacancy			0.0%					5.0%					100%
Actual rental income	11		8,760					8,322					-5%

Special use without area
Target income	1		3,500	0.2%				3,500	0.2%				0%
Vacancy			0.0%					5.0%					100%
Actual rental income	1		3,500					3,325					-5%

Special use with area
Target income	1	18	2,592	0.1%	144	144	144	0	0.0%	0	0	0	-100%
Vacancy			0.0%										100%
Actual rental income	1	18	2,592		144	144	144	0					-100%

Total
Target income	186	12,380	1,810,048	100.0%	27	165	128	1,881,870	100.0%	0	150	134	4%	Legend:
Vacancy	20	1,000	172,920	9.6%	110	150	146	110,980	5.9%				-36%	Red marking = Min, Ø, Max Market rent
Actual rental income	166	11,380	1,637,128	90.4%	27	165	126	1,770,890	94.1%				8%	Green marking = Min, Ø, Max Current rent
														Blue = Quantiles municipality/city quarter

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Area list

Rental unit							Current rent			Market rent							Δ	Current lease agreement
Ref. No.	Tenant name	Floor	UT	No.	Ro	Area [sqm]	CHF p.a.	Unit/month [CHF]	per sqm [CHF]	CHF p.a.	Unit/month [CHF]	Q.	per sqm [CHF]	Q.	Vacant	Trans. [a]	Dev.	Start	End	Early break/1st notice	Options real/false	Index
809-10-02	Butti Mario	-1	W	1		82	3,840	320	47	6,560	547		80		5.0%	10	+71%	01.04.18				40%
809-01-02	Polymed Medical Center (Lager)	-1	W	1		198	17,820	1,485	90	15,840	1,320		80		5.0%	10	-11%	01.04.16				40%
809-01-04	Polymed Medical Center (Lager)	-1	W	1		287	25,830	2,153	90	22,960	1,913		80		5.0%	10	-11%	01.12.15				40%
809-08-01	Theodor Riccardo AG	-1	W	1		18	480	40	27	1,440	120		80		5.0%	10	+200%	01.01.15	30.06.20			40%
809-08-01	Theodor Riccardo AG	-1	W	1		46	2,400	200	52	3,680	307		80		5.0%	10	+53%	01.01.15	30.06.20			40%
809-08-02	Theodor Riccardo AG	-1	W	1		48	3,840	320	80	3,840	320		80		5.0%	10	+0%	01.04.18	31.03.23			80%
809-12-01	Clear Channel Schweiz AG	0	SU…	1			3,500	292		3,500	292				5.0%	10	+0%	01.12.00	30.11.20		1x5	80%
809-06-01/4	Novabau AG	0	Ret	1		689	77,232	6,436	112	75,790	6,316		110	13%	5.0%	10	-2%	01.12.03	31.05.23	31.05.21		80%
809-01-01/4	Polymed Medical Center	0	W	1		480	44,232	3,686	92	38,400	3,200		80		5.0%	10	-13%	01.09.00				40%
809-17-02	Resin Floor GmbH	0	O	1		165	24,900	2,075	151	21,450	1,788		130	27%	7.0%	10	-14%	01.02.18	31.01.23		1x5	80%
809-08-01	Theodor Riccardo AG	0	Ind.	1		90	11,340	945	126	12,600	1,050		140	39%	5.0%	10	+11%	01.01.15	30.06.20			40%
809-08-01	Theodor Riccardo AG	0	W	1		25	3,240	270	130	2,000	167		80		5.0%	10	-38%	01.01.15	30.06.20			40%
809-08-01	Theodor Riccardo AG	0	W	1		31	3,906	326	126	2,480	207		80		5.0%	10	-37%	01.01.15	30.06.20			40%
809-05-01	Vale Moto GmbH	0	Ret	1		280	33,360	2,780	119	30,800	2,567		110	13%	5.0%	10	-8%	01.01.13	31.12.22			80%
809-99-99	■	0	Ret	1		90	9,900	825	110	9,900	825		110	13%	5.0%		+0%
809-02-03	Fastlog AG	1	Ind.	1		1,800	223,116	18,593	124	252,000	21,000		140	39%	5.0%	10	+13%	01.07.15	30.06.21			80%
809-02-03	Fastlog AG	1	Ind.	1		571	70,776	5,898	124	79,940	6,662		140	39%	5.0%	10	+13%	01.07.15	30.06.21			80%
809-02-03	Fastlog AG	1	Ind.	1		105	13,020	1,085	124	14,700	1,225		140	39%	5.0%	10	+13%	01.07.15	30.06.21			80%
809-02-03	Fastlog AG	1	Ind.	1		146	18,096	1,508	124	20,440	1,703		140	39%	5.0%	10	+13%	01.07.15	30.06.21			80%
809-02-03	Fastlog AG	1	Ind.	1		155	19,212	1,601	124	21,700	1,808		140	39%	5.0%	10	+13%	01.07.15	30.06.21			80%
809-02-03	Fastlog AG	1	Ind.	1		180	22,320	1,860	124	25,200	2,100		140	39%	5.0%	10	+13%	01.07.15	30.06.21			80%
809-01-01/4	Polymed Medical Center	2	Ind.	1		1,298	172,764	14,397	133	181,720	15,143		140	39%	5.0%	10	+5%	01.09.00				40%
809-01-01/4	Polymed Medical Center	2	Ind.	1		864	115,000	9,583	133	120,960	10,080		140	39%	5.0%	10	+5%	01.09.00				40%
809-01-01/4	Polymed Medical Center	2	Ind.	1		913	119,856	9,988	131	127,820	10,652		140	39%	5.0%	10	+7%	01.09.01				40%
809-19-02	Gondrand International AG	3	O	1		431	71,115	5,926	165	64,650	5,388		150	40%	7.0%	10	-9%	01.06.15	31.05.25	31.05.22		80%
809-25-01	CesaroSana GmbH	3	O	1		36	5,040	420	140	5,400	450		150	40%	7.0%	10	+7%	01.01.20	31.01.25	31.01.22	1x5	80%
809-99-99	■	3	O	1		388	58,200	4,850	150	58,200	4,850		150	40%	7.0%		+0%
809-07-01/2	Polygene AG	3	O	1		525	77,364	6,447	147	78,750	6,563		150	40%	7.0%	10	+2%	01.01.08	31.12.23			80%
809-01-05	Polymed Medical Center	3	O	1		297	47,520	3,960	160	44,550	3,713		150	40%	7.0%	10	-6%	01.09.17	30.06.22		1x5	40%
809-23-01	Wenger Krenar	3	O	1		62	8,680	723	140	9,300	775		150	40%	7.0%	10	+7%	01.09.19				40%
809-27-01	Fehr Real Estate GmbH	3	O	1		77	10,780	898	140	11,550	963		150	40%	7.0%	10	+7%	01.04.20	31.03.25	30.09.21	1x5	100%
809-24-01	S&C Sportcars Rumlang	3	O	1		71	9,940	828	140	10,650	888		150	40%	7.0%	10	+7%	01.12.19	30.11.24	31.05.21	1x5	80%
809-03-06	Arrow Central Europe GmbH	4	W	1		56	8,064	672	144	4,480	373		80		5.0%	10	-44%	01.05.14	30.04.20			80%
809-03-06	Arrow Central Europe GmbH	4	O	1		924	133,056	11,088	144	138,600	11,550		150	40%	7.0%	10	+4%	01.05.14	30.04.20			80%
809-03-06	Arrow Central Europe GmbH	4	SU…	1		18	2,592	216	144	0	0		0		5.0%	10	-100%	01.05.14	30.04.20			80%
809-02-04	Fastlog AG	4	Ind.	1		412	37,080	3,090	90	57,680	4,807		140	39%	5.0%	10	+56%	01.07.15	30.06.20			80%
809-99-99	■	4	O	1		522	78,300	6,525	150	78,300	6,525		150	40%	7.0%		+0%
809-03-06	Arrow Central Europe GmbH	-3	IP	7			7,920	94		10,920	130				8.0%	10	+38%	01.03.19	30.04.20			40%
809-03-06	Arrow Central Europe GmbH	-3	IP	9			12,960	120		14,040	130				8.0%	10	+8%	01.10.15	30.04.20			40%
809-03-06	Arrow Central Europe GmbH	-3	IP	6			960	13		9,360	130				8.0%	10	+875%	01.03.19	30.04.20			40%

118318 | 101-17096-100 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 26.03.2020, DRAFT – Desktop Valuation as at 1 April 2020	Page 12 of 31

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Rental unit							Current rent			Market rent							Δ	Current lease agreement
Ref. No.	Tenant name	Floor	UT	No.	Ro	Area [sqm]	CHF p.a.	Unit/month [CHF]	per sqm [CHF]	CHF p.a.	Unit/month [CHF]	Q.	Per sqm [CHF]	Q.	Vacant	Trans. [a]	Dev.	Start	End	Early break/1st notice	Options real/false	Index
809-03-06	Arrow Central Europe GmbH	-3	IP	7			6,720	80		10,920	130				8.0%	10	+63%	01.03.19	30.04.20			40%
809-02-05	Fastlog AG	-2	IP	8			11,520	120		12,480	130				8.0%	10	+8%	01.07.10				40%
809-19-03	Gondrand International AG	-2	IP	3			8,640	240		4,680	130				8.0%	10	-46%	01.10.15	31.05.25	31.05.22	1x5	40%
809-19-03	Gondrand International AG	-2	IP	2			5,760	240		3,120	130				8.0%	10	-46%	01.10.15	31.05.25	31.05.22	1x5	40%
809-19-03	Gondrand International AG	-2	IP	1			2,880	240		1,560	130				8.0%	10	-46%	01.10.15	31.05.25	31.05.22	1x5	40%
809-19-03	Gondrand International AG	-2	IP	2			3,840	160		3,120	130				8.0%	10	-19%	01.10.15	31.05.25	31.05.22	1x5	40%
809-19-03	Gondrand International AG	-2	IP	1			1,920	160		1,560	130				8.0%	10	-19%	01.10.15	31.05.25	31.05.22	1x5	40%
809-13-01	Implenia Bau AG	-2	IP	1			2,880	240		1,560	130				8.0%	10	-46%	01.11.05				40%
809-13-01	Implenia Bau AG	-2	IP	1			1,560	130		1,560	130				8.0%	10	+0%	01.11.05				40%
809-99-99	■	-2	IP	2			3,120	130		3,120	130				8.0%		+0%
809-08-03	Theodor Riccardo AG	-2	IP	1			2,400	200		1,560	130				8.0%	10	-35%	01.10.17				40%
809-05-02	Vale Moto GmbH	-2	IP	1			2,880	240		1,560	130				8.0%	10	-46%	01.10.15				40%
809-27-01	Fehr Real Estate GmbH	-2	IP	5			12,000	200		7,800	130				8.0%	10	-35%	01.04.20	31.03.25	30.09.21	1x5	100%
809-99-99	■	-1	IP	2			3,120	130		3,120	130				8.0%		+0%
809-99-99	■	-1	IP	4			6,240	130		6,240	130				8.0%		+0%
809-99-99	■	-1	IP	9			14,040	130		14,040	130				8.0%		+0%
809-07-02	Polygene AG	-1	IP	1			1,440	120		1,560	130				8.0%	10	+8%	01.01.14				40%
809-01-01	Polymed Medical Center	-1	IP	2			2,647	110		3,120	130				8.0%	10	+18%	01.01.19				40%
809-01-01/5	Polymed Medical Center	-1	IP	11			18,256	138		17,160	130				8.0%	10	-6%	01.09.00				40%
809-01-01/5	Polymed Medical Center	-1	IP	1			1,740	145		1,560	130				8.0%	10	-10%	01.09.00				40%
809-08-01	Theodor Riccardo AG	-1	IP	1			1,440	120		1,560	130				8.0%	10	+8%	01.01.12	30.06.20			40%
809-22-01	ZS Carpoint AG	-1	IP	1			1,560	130		1,560	130				8.0%	10	+0%	01.03.19	28.02.24			40%
809-22-01	ZS Carpoint AG	-1	IP	10			15,600	130		15,600	130				8.0%	10	+0%	01.03.19	28.02.24			80%
809-22-01	ZS Carpoint AG	-1	IP	6			9,360	130		9,360	130				8.0%	10	+0%	01.03.19	28.02.24			40%
809-22-01	ZS Carpoint AG	-1	IP	13			20,280	130		20,280	130				8.0%	10	+0%	01.03.19	28.02.24			80%
809-25-01	CesaroSana GmbH	-1	IP	1			2,880	240		1,560	130				8.0%	10	-46%	01.01.20	31.01.25	31.01.22	1x5	40%
809-01-01	Polymed Medical Center	0	IP	7			13,754	164		10,920	130				8.0%	10	-21%	01.03.19				40%
809-05-03	Vale Moto GmbH	0	IP	6			1,080	15		9,360	130				8.0%	10	+767%	01.07.18				40%
809-05-03	Vale Moto GmbH	0	IP	1			180	15		1,560	130				8.0%	10	+767%	01.07.18				40%
809-24-01	S&C Sportcars Rümlang	0	IP	5			12,000	200		7,800	130				8.0%	10	-35%	01.12.19	30.11.24	31.05.21	1x5	40%
809-06-01/4	Novabau AG	0	OP	6			4,680	65		4,680	65				5.0%	10	+0%	01.12.03	31.05.23	31.05.21		80%
809-17-02	Resin Floor GmbH	0	OP	2			1,920	80		1,920	80				5.0%	10	+0%	01.02.18	31.01.23		1x5	40%
809-05-01	Vale Moto GmbH	0	OP	3			2,160	60		2,160	60				5.0%	10	+0%	01.01.13	31.12.22			40%

118318 | 101-17096-100 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 26.03.2020, DRAFT – Desktop Valuation as at 1 April 2020	Page 13 of 31

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Rental unit						Current rent			Market rent							Δ	Current lease agreement
Ref. No.	Tenant name	Floo UT	No.	Ro	Area	CHF p.a.	Unit/month	per sqm	CHF p.a.	Unit/month	Q.	per	Q.	Vacant	Trans.	Dev.	Start	End	Early	Options	Index
		r			[sqm]		[CHF]	[CHF]		[CHF]		sqm			[a]				break/1st	real/false
												[CHF]							notice

							% project.						% proj…
Total budgeted rental income			186		12,380	1,810,048	100.0%	128	1,881,870	843		134	100.0%			+4%
Total vacancy			20		1,000	172,920	9.6%		110,980				5.9%			-36%
Total tenants			166		11,380	1,637,128	90.4%		1,770,890				94.1%			+8%

Legend:
■	Vacancy
■ Tenant name	Vacant, but the future tenant is already known.

Comments:

•	Arrow Central Europe GmbH: Lease contract terminated per 30.04.2020

•	ZS Carpoint AG: Vacancy from 01.03.2020

•	Gondrand International AG: Lease prolongation until 2025 assumed although no lease contract has been signed.

•	Fehr Real Estate GmbH: No early break options (would include a penalty payment) or any prolongation option has been applied in the valuation.

118318 | 101-17096-100 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 26.03.2020, DRAFT - Desktop Valuation as at 1 April 2020	Page 14 of 31

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Tenant list outlook

Rental unit								Rents		Periods | real cashflows
								Actual	Market	1	2	3	4	5	6	7	8	9	10
Ref. No.	Tenant	Floor UT		No.	Ro	sqm	end [a]	CHF p.a.	CHF p.a.	01.04.2020	01.04.2021	01.04.2022	01.04.2023	01.04.2024	01.04.2025	01.04.2026	01.04.2027	01.04.2028	01.04.2029
										- 31.03.2021	- 31.03.2022	- 31.03.2023	- 31.03.2024	- 31.03.2025	- 31.03.2026	- 31.03.2027	- 31.03.2028	- 31.03.2029	- 31.03.2030
809-10-02	Butti Mario	-1	W	1		82	0.2	3,840	6,560	3,917	4,169	4,431	4,696	4,962	5,231	5,503	5,779	6,059	6,343
809-01-02	Polymed Medical Center (Lager)	-1	W	1		198	0.2	17,820	15,840	17,764	17,527	17,294	17,073	16,862	16,662	16,471	16,291	16,119	15,956
809-01-04	Polymed Medical Center (Lager)	-1	W	1		287	0.5	25,830	22,960	25,794	25,474	25,136	24,813	24,506	24,213	23,936	23,672	23,422	23,185
809-08-01	Theodor Riccardo AG	-1	W	1		18	0.2	480	1,440	507	598	693	787	882	977	1,073	1,169	1,267	1,365
809-08-01	Theodor Riccardo AG	-1	W	1		46	0.2	2,400	3,680	2,436	2,553	2,676	2,799	2,924	3,050	3,179	3,309	3,442	3,577
809-08-02	Theodor Riccardo AG	-1	W	1		48	3.0	3,840	3,840	3,840	3,836	3,832	3,829	3,827	3,826	3,825	3,825	3,826	3,828
809-12-01	Clear Channel Schweiz AG	0	SU…	1			0.7	3,500	3,500	3,500	3,497	3,494	3,492	3,491	3,491	3,491	3,492	3,494	3,496
809-06-01/4	Novabau AG	0	Ret	1		689	1.2	77,232	75,790	77,232	77,108	76,907	76,720	76,548	76,391	76,250	76,124	76,013	75,917
809-01-01/4	Polymed Medical Center	0	W	1		480	0.2	44,232	38,400	44,068	43,389	42,721	42,081	41,467	40,879	40,315	39,774	39,256	38,759
809-17-02	Resin Floor GmbH	0	O	1		165	2.8	24,900	21,450	24,900	24,875	24,846	24,601	24,244	23,893	23,546	23,204	22,866	22,533
809-08-01	Theodor Riccardo AG	0	Ind.	1		90	0.2	11,340	12,600	11,375	11,467	11,570	11,679	11,794	11,917	12,046	12,183	12,328	12,480
809-08-01	Theodor Riccardo AG	0	W	1		25	0.2	3,240	2,000	3,205	3,077	2,947	2,820	2,694	2,571	2,448	2,328	2,208	2,089
809-08-01	Theodor Riccardo AG	0	W	1		31	0.2	3,906	2,480	3,866	3,718	3,569	3,422	3,277	3,135	2,995	2,856	2,718	2,582
809-05-01	Vale Moto GmbH	0	Ret	1		280	2.7	33,360	30,800	33,360	33,327	33,286	33,077	32,804	32,538	32,279	32,027	31,780	31,540
809-99-99	■	0	Ret	1		90		9,900	9,900	9,900	9,900	9,900	9,900	9,900	9,900	9,900	9,900	9,900	9,900
809-02-03	Fastlog AG	1	Ind.	1		1800	1.2	223,116	252,000	223,116	223,712	226,332	229,084	231,879	234,719	237,605	240,539	243,523	246,559
809-02-03	Fastlog AG	1	Ind.	1		571	1.2	70,776	79,940	70,776	70,965	71,796	72,670	73,556	74,457	75,373	76,304	77,251	78,214
809-02-03	Fastlog AG	1	Ind.	1		105	1.2	13,020	14,700	13,020	13,055	13,207	13,367	13,530	13,695	13,863	14,033	14,207	14,383
809-02-03	Fastlog AG	1	Ind.	1		146	1.2	18,096	20,440	18,096	18,144	18,357	18,580	18,807	19,038	19,272	19,510	19,752	19,998
809-02-03	Fastlog AG	1	Ind.	1		155	1.2	19,212	21,700	19,212	19,263	19,489	19,726	19,967	20,211	20,460	20,713	20,970	21,231
809-02-03	Fastlog AG	1	Ind.	1		180	1.2	22,320	25,200	22,320	22,379	22,641	22,915	23,194	23,477	23,764	24,057	24,355	24,657
809-01-01/4	Polymed Medical Center	2	Ind.	1		1298	0.2	172,764	181,720	173,016	173,429	173,971	174,615	175,361	176,211	177,167	178,230	179,401	180,684
809-01-01/4	Polymed Medical Center	2	Ind.	1		864	0.2	115,000	120,960	115,168	115,443	115,803	116,232	116,728	117,294	117,930	118,637	119,417	120,270
809-01-01/4	Polymed Medical Center	2	Ind.	1		913	0.2	119,856	127,820	120,080	120,536	121,086	121,706	122,397	123,160	123,997	124,910	125,899	126,967
809-19-02	Gondrand International AG	3	O	1		431	2.2	71,115	64,650	71,115	71,044	70,754	70,071	69,394	68,732	68,083	67,447	66,825	66,216
809-25-01	CesaroSana GmbH	3	O	1		36	4.8	5,040	5,400	5,040	5,035	5,030	5,025	5,020	5,041	5,075	5,110	5,146	5,183
809-99-99	■	3	O	1		388		58,200	58,200	58,200	58,200	58,200	58,200	58,200	58,200	58,200	58,200	58,200	58,200
809-07-01/2	Polygene AG	3	O	1		525	3.7	77,364	78,750	77,364	77,287	77,210	77,138	77,183	77,289	77,409	77,545	77,697	77,864
809-01-05	Polymed Medical Center	3	O	1		297	2.2	47,520	44,550	47,520	47,378	47,162	46,780	46,420	46,088	45,783	45,507	45,256	45,033
809-23-01	Wenger Krenar	3	O	1		62	0.2	8,680	9,300	8,698	8,735	8,779	8,828	8,882	8,942	9,007	9,077	9,153	9,235
809-27-01	Fehr Real Estate GmbH	3	O	1		77	5.0	10,780	11,550	10,780	10,780	10,780	10,780	10,780	10,819	10,896	10,973	11,050	11,127
809-24-01	S&C Sportcars Rümlang	3	O	1		71	4.7	9,940	10,650	9,940	9,930	9,920	9,911	9,905	9,954	10,021	10,091	10,162	10,236
809-03-06	Arrow Central Europe GmbH	4	W	1		56	0.1	8,064	4,480	7,913	7,550	7,187	6,826	6,467	6,109	5,752	5,396	5,041	4,687
809-03-06	Arrow Central Europe GmbH	4	O	1		924	0.1	133,056	138,600	133,289	133,727	134,193	134,685	135,204	135,749	136,321	136,921	137,549	138,204
809-03-06	Arrow Central Europe GmbH	4	SU…	1		18	0.1	2,592	0	2,483	2,223	1,963	1,703	1,444	1,185	927	668	410	151
809-02-04	Fastlog AG	4	Ind.	1		412	0.2	37,080	57,680	37,659	39,620	41,651	43,687	45,730	47,782	49,843	51,915	54,000	56,097
809-99-99	■	4	O	1		522		78,300	78,300	78,300	78,300	78,300	78,300	78,300	78,300	78,300	78,300	78,300	78,300
809-03-06	Arrow Central Europe GmbH	-3	IP	7			0.1	7,920	10,920	8,046	8,324	8,606	8,892	9,184	9,480	9,782	10,090	10,406	10,728
809-03-06	Arrow Central Europe GmbH	-3	IP	9			0.1	12,960	14,040	13,005	13,079	13,161	13,251	13,348	13,453	13,566	13,687	13,817	13,955
809-03-06	Arrow Central Europe GmbH	-3	IP	6			0.1	960	9,360	1,313	2,144	2,976	3,807	4,639	5,472	6,309	7,151	8,000	8,856

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Rental unit								Rents		Periods | real cashflows
								Actual	Market	1	2	3	4	5	6	7	8	9	10
Ref. No.	Tenant	Floor	UT	No.	Ro	sqm	end [a]	CHF p.a.	CHF p.a.	01.04.2020	01.04.2021	01.04.2022	01.04.2023	01.04.2024	01.04.2025	01.04.2026	01.04.2027	01.04.2028	01.04.2029
										- 31.03.2021	- 31.03.2022	- 31.03.2023	- 31.03.2024	- 31.03.2025	- 31.03.2026	- 31.03.2027	- 31.03.2028	- 31.03.2029	- 31.03.2030
809-03-06	Arrow Central Europe GmbH	-3	IP	7			0.1	6,720	10,920	6,896	7,296	7,700	8,107	8,518	8,934	9,355	9,782	10,216	10,658
809-02-05	Fastlog AG	-2	IP	8			0.2	11,520	12,480	11,547	11,610	11,682	11,761	11,846	11,939	12,039	12,146	12,261	12,383
809-19-03	Gondrand International AG	-2	IP	3			2.2	8,640	4,680	8,640	8,614	8,454	8,049	7,646	7,247	6,854	6,465	6,079	5,695
809-19-03	Gondrand International AG	-2	IP	2			2.2	5,760	3,120	5,760	5,743	5,636	5,366	5,097	4,832	4,569	4,310	4,052	3,797
809-19-03	Gondrand International AG	-2	IP	1			2.2	2,880	1,560	2,880	2,871	2,818	2,683	2,549	2,416	2,285	2,155	2,026	1,898
809-19-03	Gondrand International AG	-2	IP	2			2.2	3,840	3,120	3,840	3,829	3,793	3,715	3,639	3,564	3,492	3,422	3,354	3,288
809-19-03	Gondrand International AG	-2	IP	1			2.2	1,920	1,560	1,920	1,914	1,897	1,858	1,819	1,782	1,746	1,711	1,677	1,644
809-13-01	Implenia Bau AG	-2	IP	1			0.2	2,880	1,560	2,843	2,708	2,571	2,436	2,303	2,172	2,041	1,912	1,784	1,656
809-13-01	Implenia Bau AG	-2	IP	1			0.2	1,560	1,560	1,560	1,556	1,553	1,551	1,549	1,549	1,550	1,551	1,553	1,557
809-99-99	■	-2	IP	2				3,120	3,120	3,120	3,120	3,120	3,120	3,120	3,120	3,120	3,120	3,120	3,120
809-08-03	Theodor Riccardo AG	-2	IP	1			0.2	2,400	1,560	2,376	2,289	2,201	2,114	2,029	1,945	1,862	1,781	1,700	1,620
809-05-02	Vale Moto GmbH	-2	IP	1			0.2	2,880	1,560	2,843	2,708	2,571	2,436	2,303	2,172	2,041	1,912	1,784	1,656
809-27-01	Fehr Real Estate GmbH	-2	IP	5			5.0	12,000	7,800	12,000	12,000	12,000	12,000	12,000	11,790	11,370	10,950	10,530	10,110
809-99-99	■	-1	IP	2				3,120	3,120	3,120	3,120	3,120	3,120	3,120	3,120	3,120	3,120	3,120	3,120
809-99-99	■	-1	IP	4				6,240	6,240	6,240	6,240	6,240	6,240	6,240	6,240	6,240	6,240	6,240	6,240
809-99-99	■	-1	IP	9				14,040	14,040	14,040	14,040	14,040	14,040	14,040	14,040	14,040	14,040	14,040	14,040
809-07-02	Polygene AG	-1	IP	1			0.2	1,440	1,560	1,443	1,451	1,460	1,470	1,481	1,492	1,505	1,518	1,533	1,548
809-01-01	Polymed Medical Center	-1	IP	2			0.2	2,647	3,120	2,660	2,699	2,741	2,784	2,828	2,875	2,923	2,973	3,025	3,078
809-01-01/5	Polymed Medical Center	-1	IP	11			0.2	18,256	17,160	18,225	18,071	17,926	17,792	17,668	17,555	17,453	17,361	17,279	17,207
809-01-01/5	Polymed Medical Center	-1	IP	1			0.2	1,740	1,560	1,735	1,713	1,692	1,671	1,652	1,634	1,617	1,600	1,585	1,570
809-08-01	Theodor Riccardo AG	-1	IP	1			0.2	1,440	1,560	1,443	1,451	1,460	1,470	1,481	1,492	1,505	1,518	1,533	1,548
809-22-01	ZS Carpoint AG	-1	IP	1			3.9	1,560	1,560	1,560	1,555	1,551	1,546	1,543	1,541	1,539	1,539	1,540	1,542
809-22-01	ZS Carpoint AG	-1	IP	10			3.9	15,600	15,600	15,600	15,584	15,569	15,553	15,542	15,535	15,531	15,530	15,533	15,539
809-22-01	ZS Carpoint AG	-1	IP	6			3.9	9,360	9,360	9,360	9,332	9,304	9,276	9,255	9,243	9,236	9,235	9,240	9,250
809-22-01	ZS Carpoint AG	-1	IP	13			3.9	20,280	20,280	20,280	20,260	20,240	20,220	20,204	20,195	20,190	20,190	20,193	20,200
809-25-01	CesaroSana GmbH	-1	IP	1			1.8	2,880	1,560	2,880	2,870	2,776	2,640	2,506	2,373	2,242	2,113	1,984	1,856
809-01-01	Polymed Medical Center	0	IP	7			0.2	13,754	10,920	13,674	13,365	13,056	12,756	12,464	12,180	11,903	11,632	11,368	11,110
809-05-03	Vale Moto GmbH	0	IP	6			0.1	1,080	9,360	1,428	2,247	3,067	3,886	4,705	5,527	6,352	7,182	8,019	8,863
809-05-03	Vale Moto GmbH	0	IP	1			0.1	180	1,560	238	375	511	648	784	921	1,059	1,197	1,336	1,477
809-24-01	S&C Sportcars Rümlang	0	IP	5			1.2	12,000	7,800	12,000	11,820	11,381	10,945	10,516	10,094	9,679	9,269	8,863	8,462
809-06-01/4	Novabau AG	0	OP	6			3.2	4,680	4,680	4,680	4,675	4,671	4,667	4,664	4,662	4,661	4,662	4,663	4,665
809-17-02	Resin Floor GmbH	0	OP	2			7.8	1,920	1,920	1,920	1,914	1,909	1,903	1,897	1,892	1,886	1,880	1,878	1,877
809-05-01	Vale Moto GmbH	0	OP	3			2.7	2,160	2,160	2,160	2,154	2,147	2,142	2,139	2,137	2,136	2,136	2,138	2,141
Total								1,810,048	1,881,870	1,812,047	1,815,995	1,822,711	1,828,531	1,834,849	1,841,739	1,849,105	1,857,098	1,865,727	1,875,001
Share of rental income from rental contracts										46%	21%	13%	9%	2%	0%	0%	0%	0%	0%

Legend:
■	Vacancy
■ Tenant name	Vacant, but the future tenant is already known.

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Summary by tenant and use type

Rental property				Current rent						Market rent							Δ	Current lease agreement
Tenant	UT	No.	sqm	Share	CHF p.a. CHF/sqm				Q.	Share	CHF p.a. CHF/sqm				Q.	Vac.	Dev.	Start	End	Early break	End	Index
						Min	Max	Ø				Min	Max	Ø				Min	Max	earliest termin.	[a]	Ø
Polymed Medical Center		26	3,852	33%	535,769	92	160	130	38%	32%	546,210	80	150	133	39%	5.3%	2%	01.09.00	30.06.22		0.4	40%
	Ind.	3	3,075	76%	407,620	131	133	133	35%	79%	430,500	140	140	140	39%	5.0%	6%	01.09.00			0.2	40%
	O	1	297	9%	47,520	160	160	160	46%	8%	44,550	150	150	150	40%	7.0%	-6%	01.09.17	30.06.22		2.2	40%
	W	1	480	8%	44,232	92	92	92		7%	38,400	80	80	80		5.0%	-13%	01.09.00			0.2	40%
	IP	21		7%	36,397					6%	32,760					8.0%	-10%	01.09.00			0.2	40%
Fastlog AG		15	3,369	25%	415,140	90	124	120	28%	28%	484,140	140	140	140	39%	5.1%	17%	01.07.10	30.06.21		1.1	79%
	Ind.	7	3,369	97%	403,620	90	124	120	28%	97%	471,660	140	140	140	39%	5.0%	17%	01.07.15	30.06.21		1.2	80%
	IP	8		3%	11,520					3%	12,480					8.0%	8%	01.07.10			0.2	40%
Arrow Central Europe GmbH		32	998	11%	172,272	144	144	144	36%	11%	188,320	0	150	143	40%	7.2%	9%	01.05.14	30.04.20		0.1	73%
	O	1	924	77%	133,056	144	144	144	36%	74%	138,600	150	150	150	40%	7.0%	4%	01.05.14	30.04.20		0.1	80%
	IP	29		17%	28,560					24%	45,240					8.0%	58%	01.10.15	30.04.20		0.1	40%
	W	1	56	5%	8,064	144	144	144		2%	4,480	80	80	80		5.0%	-44%	01.05.14	30.04.20		0.1	80%
	SUw	1	18	2%	2,592	144	144	144		0%	0	0	0	0			-100%	01.05.14	30.04.20		0.1	80%
	A
Gondrand International AG		10	431	6%	94,155	165	165	165	50%	5%	78,690	150	150	150	40%	7.2%	-16%	01.06.15	31.05.25	31.05.22	2.2	70%
	O	1	431	76%	71,115	165	165	165	50%	82%	64,650	150	150	150	40%	7.0%	-9%	01.06.15	31.05.25	31.05.22	2.2	80%
	IP	9		24%	23,040					18%	14,040					8.0%	-39%	01.10.15	31.05.25	31.05.22	2.2	40%
Novabau AG		7	689	5%	81,912	112	112	112	14%	5%	80,470	110	110	110	13%	5.0%	-2%	01.12.03	31.05.23	31.05.21	1.3	80%
	Ret	1	689	94%	77,232	112	112	112	14%	94%	75,790	110	110	110	13%	5.0%	-2%	01.12.03	31.05.23	31.05.21	1.2	80%
	OP	6		6%	4,680					6%	4,680					5.0%	0%	01.12.03	31.05.23	31.05.21	3.2	80%
Polygene AG		2	525	5%	78,804	147	147	147	38%	5%	80,310	150	150	150	40%	7.0%	2%	01.01.08	31.12.23		3.7	79%
	O	1	525	98%	77,364	147	147	147	38%	98%	78,750	150	150	150	40%	7.0%	2%	01.01.08	31.12.23		3.7	80%
	IP	1		2%	1,440					2%	1,560					8.0%	8%	01.01.14			0.2	40%
ZS Carpoint AG		30		3%	46,800					3%	46,800					8.0%	0%	01.03.19	28.02.24		3.9	71%
	IP	30		100%	46,800					100%	46,800					8.0%	0%	01.03.19	28.02.24		3.9	71%
Polymed Medical Center (La…		2	485	3%	43,650	90	90	90		2%	38,800	80	80	80		5.0%	-11%	01.12.15			0.4	40%

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Rental property				Current rent						Market rent							Δ	Current lease agreement
Tenant	UT	No.	sqm	Share	CHF p.a.	CHF/sqm			Q.	Share	CHF p.a.	CHF/sqm			Q.	Vac.	Dev.	Start	End	Early break	End	Index
						Min	Max	Ø				Min	Max	Ø				Min	Max	earliest termin.	[a]	Ø
	W	2	485	100%	43,650	90	90	90		100%	38,800	80	80	80		5.0%	-11%	01.12.15			0.4	40%
Vale Moto GmbH		12	280	2%	39,660	119	119	119	18%	3%	45,440	110	110	110	13%	5.8%	15%	01.01.13	31.12.22		2.5	74%
	Ret	1	280	84%	33,360	119	119	119	18%	68%	30,800	110	110	110	13%	5.0%	-8%	01.01.13	31.12.22		2.7	80%
	IP	8		10%	4,140					27%	12,480					8.0%	201%	01.10.15			0.2	40%
	OP	3		5%	2,160					5%	2,160					5.0%	0%	01.01.13	31.12.22		2.7	40%
Theodor Riccardo AG		8	258	2%	29,046	27	130	98	31%	2%	29,160	80	140	101	39%	5.3%	0%	01.01.12	31.03.23		0.6	45%
	W	5	168	48%	13,866	27	130	83		46%	13,440	80	80	80		5.0%	-3%	01.01.15	31.03.23		1.0	51%
	Ind.	1	90	39%	11,340	126	126	126	31%	43%	12,600	140	140	140	39%	5.0%	11%	01.01.15	30.06.20		0.2	40%
	IP	2		13%	3,840					11%	3,120					8.0%	-19%	01.01.12	30.06.20		0.2	40%
Resin Floor GmbH		3	165	2%	26,820	151	151	151	40%	1%	23,370	130	130	130	27%	6.8%	-13%	01.02.18	31.01.23		3.2	77%
	O	1	165	93%	24,900	151	151	151	40%	92%	21,450	130	130	130	27%	7.0%	-14%	01.02.18	31.01.23		2.8	80%
	OP	2		7%	1,920					8%	1,920					5.0%	0%	01.02.18	31.01.23		7.8	40%
Fehr Real Estate GmbH		6	77	1%	22,780	140	140	140	33%	1%	19,350	150	150	150	40%	7.4%	-15%	01.04.20	31.03.25	30.09.21	5.0	100%
	IP	5		53%	12,000					40%	7,800					8.0%	-35%	01.04.20	31.03.25	30.09.21	5.0	100%
	O	1	77	47%	10,780	140	140	140	33%	60%	11,550	150	150	150	40%	7.0%	7%	01.04.20	31.03.25	30.09.21	5.0	100%
S&C Sportcars Rümlang		6	71	1%	21,940	140	140	140	33%	1%	18,450	150	150	150	40%	7.4%	-16%	01.12.19	30.11.24	31.05.21	2.7	58%
	IP	5		55%	12,000					42%	7,800					8.0%	-35%	01.12.19	30.11.24	31.05.21	1.2	40%
	O	1	71	45%	9,940	140	140	140	33%	58%	10,650	150	150	150	40%	7.0%	7%	01.12.19	30.11.24	31.05.21	4.7	80%
Wenger Krenar		1	62	1%	8,680	140	140	140	33%	1%	9,300	150	150	150	40%	7.0%	7%	01.09.19			0.2	40%
	O	1	62	100%	8,680	140	140	140	33%	100%	9,300	150	150	150	40%	7.0%	7%	01.09.19			0.2	40%
CesaroSana GmbH		2	36	0%	7,920	140	140	140	33%	0%	6,960	150	150	150	40%	7.2%	-12%	01.01.20	31.01.25	31.01.22	3.7	65%
	O	1	36	64%	5,040	140	140	140	33%	78%	5,400	150	150	150	40%	7.0%	7%	01.01.20	31.01.25	31.01.22	4.8	80%
	IP	1		36%	2,880					22%	1,560					8.0%	-46%	01.01.20	31.01.25	31.01.22	1.8	40%
Implenia Bau AG		2		0%	4,440					0%	3,120					8.0%	-30%	01.11.05			0.2	40%
	IP	2		100%	4,440					100%	3,120					8.0%	-30%	01.11.05			0.2	40%
Butti Mario		1	82	0%	3,840	47	47	47		0%	6,560	80	80	80		5.0%	71%	01.04.18			0.2	40%
	W	1	82	100%	3,840	47	47	47		100%	6,560	80	80	80		5.0%	71%	01.04.18			0.2	40%
Clear Channel Schweiz AG		1		0%	3,500					0%	3,500					5.0%	0%	01.12.00	30.11.20		0.7	80%
	SUwo A	1		100%	3,500					100%	3,500					5.0%	0%	01.12.00	30.11.20		0.7	80%

Total tenants		166	11,380	100%	1,637,128	27	165	126	33%	100%	1,708,950	0	150	133	37%	5.8%	4%	01.09.00	31.05.25	17.11.21	1.2	63%

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Projected accounts summary

	Statement	Annuity			Periods | real cashflows
	CHF p.a.	CHF p.a.	%	Q.	1	2	3	4	5	6	7	8	9	10	Exit
			project.
	-	01.04.2020			01.04.2020 - 31.03.2021	01.04.2021 - 31.03.2022	01.04.2022 - 31.03.2023	01.04.2023 - 31.03.2024	01.04.2024 - 31.03.2025	01.04.2025 - 31.03.2026	01.04.2026 - 31.03.2027	01.04.2027 - 31.03.2028	01.04.2028 - 31.03.2029	01.04.202 - 31.03.2030	01.04.2030
Income
Est. rental inc.		1,868,323	100.0%		1,812,047	1,815,995	1,822,711	1,828,531	1,834,849	1,841,739	1,849,105	1,857,098	1,865,727	1,875,001	1,881,966
Vacancy		109,425	5.9%		134,731	82,239	90,987	98,089	106,177	108,990	109,357	109,776	110,294	110,771	110,992
Income losses		27,604	1.5%		397,540	244,885	65,875	34,538	24,138	9,350	0	0	0	0	0
Rent-free		27,604	1.5%		397,540	244,885	65,875	34,538	24,138	9,350	0	0	0	0	0
Actual gross income		1,731,293	92.7%		1,279,776	1,488,870	1,665,849	1,695,905	1,704,534	1,723,398	1,739,748	1,747,321	1,755,433	1,764,230	1,770,974

Costs
Operating costs		111,078	5.9%	44%	239,262	193,466	144,218	131,813	122,408	121,733	120,000	120,000	120,000	120,000	95,000
%		5.95%			13.20%	10.65%	7.91%	7.21%	6.67%	6.61%	6.49%	6.46%	6.43%	6.40%	5.05%
Insurance		15,000	0.8%	47%	15,000	15,000	15,000	15,000	15,000	15,000	15,000	15,000	15,000	15,000	15,000
Property management		70,000	3.7%	49%	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000
Other expenditures		10,000	0.5%	59%	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000
Property taxes		0	0.0%	10%	0	0	0	0	0	0	0	0	0	0	0
Utilities		7,783	0.4%	53%	25,000	25,000	25,000	25,000	25,000	25,000	25,000	25,000	25,000	25,000	0
Leasing costs		8,295	0.4%		119,262	73,466	24,218	11,813	2,408	1,733	0	0	0	0	0
Maintenance costs		113,774	6.1%	72%	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	120,000
%		6.09%			5.52%	5.51%	5.49%	5.47%	5.45%	5.43%	5.41%	5.38%	5.36%	5.33%	6.38%
Maintenance and repair		113,774	6.1%	72%	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	120,000
Refurbishment costs		577,631	30.9%	95%	1,536,900	1,338,650	293,250	131,250	4,026,750	19,250	0	0	0	0	482,544
%		30.92%			84.82%	73.71%	16.09%	7.18%	219.46%	1.05%	0.00%	0.00%	0.00%	0.00%	25.64%
Refurbishment		490,643	26.3%	95%	325,000	575,000	0	0	4,000,000	0	0	0	0	0	482,544
Tenant improvements		86,988	4.7%		1,211,900	763,650	293,250	131,250	26,750	19,250	0	0	0	0	0
Total costs		802,483	43.0%		1,876,162	1,632,116	537,468	363,063	4,249,158	240,983	220,000	220,000	220,000	220,000	697,544

Total net income		928,810	49.7%		-596,386	-143,245	1,128,381	1,332,842	-2,544,623	1,482,416	1,519,748	1,527,321	1,535,433	1,544,230	1,073,431

Re-letting vacancy and incentives:

For the possible re-lettings some incentives/rent-free Period (50% of the projected annual income) are taken into account.

Marketing expenses:

15% of the projected income for the re-letting of the possibly vacant space.

Contribution to tenant improvements:

In the valuation some costs of CHF 200 to 250 per sq m are taken into account as TI to the charge of the landlord within the upcoming years.

Wüest Partner calculates – based on the information received by the client – the following CAPEX within the next 10 years:

●	2020: CHF 50,000 - Modernization remaining fire safety system

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●	2020: CHF 50,000 - Water evacuation Parking (rough assumption by Wüest Partner)

●	2020: CHF 225,000 - Subdivision/Refurbishment of space

●	2021: CHF 575,000 - Renovation part of the roof

●	2025: CHF 4,000,000 - Windows/blinds and facade (estimate Wüest Partner)

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Sensitivity analysis

Change in annuities			Variation of discount rate (base points)

			Presentation in absolute terms							Presentation in relative terms

	Change	Annuity	+30	+20	+10	+/-	-10	-20	-30	+30	+20	+10	+/-	-10	-20	-30
	[Rate in %]	[CHF, %]	4.10%	4.00%	3.90%	3.80%	3.70%	3.60%	3.50%	4.10%	4.00%	3.90%	3.80%	3.70%	3.60%	3.50%

Target rental income	-10%	1,681,491	18,680,000	19,150,000	19,640,000	20,160,000	20,700,000	21,270,000	21,880,000	-25%	-24%	-22%	-20%	-17%	-15%	-13%
	-5%	1,774,907	20,960,000	21,480,000	22,030,000	22,610,000	23,220,000	23,870,000	24,550,000	-16%	-14%	-12%	-10%	-7%	-5%	-2%
	+0%	1,868,323	23,240,000	23,820,000	24,430,000	25,070,000	25,750,000	26,460,000	27,220,000	-7%	-5%	-3%	0%	3%	6%	9%
	+5%	1,961,739	25,520,000	26,150,000	26,820,000	27,530,000	28,270,000	29,060,000	29,890,000	2%	4%	7%	10%	13%	16%	19%
	+10%	2,055,155	27,790,000	28,490,000	29,220,000	29,990,000	30,800,000	31,650,000	32,560,000	11%	14%	17%	20%	23%	26%	30%

Vacancy	+100%	11.71%	20,570,000	21,080,000	21,620,000	22,190,000	22,790,000	23,430,000	24,090,000	-18%	-16%	-14%	-11%	-9%	-7%	-4%
	+50%	8.79%	21,900,000	22,450,000	23,030,000	23,630,000	24,270,000	24,940,000	25,660,000	-13%	-10%	-8%	-6%	-3%	-1%	2%
	+0%	5.86%	23,240,000	23,820,000	24,430,000	25,070,000	25,750,000	26,460,000	27,220,000	-7%	-5%	-3%	0%	3%	6%	9%
	-50%	2.93%	24,570,000	25,190,000	25,830,000	26,510,000	27,230,000	27,980,000	28,780,000	-2%	0%	3%	6%	9%	12%	15%
	-100%	0.00%	25,910,000	26,550,000	27,230,000	27,950,000	28,710,000	29,500,000	30,350,000	3%	6%	9%	11%	15%	18%	21%

Repair costs	-10%	519,868	24,650,000	25,260,000	25,910,000	26,590,000	27,310,000	28,070,000	28,870,000	-2%	1%	3%	6%	9%	12%	15%
	-5%	548,750	23,940,000	24,540,000	25,170,000	25,830,000	26,530,000	27,270,000	28,050,000	-5%	-2%	0%	3%	6%	9%	12%
	+0%	577,631	23,240,000	23,820,000	24,430,000	25,070,000	25,750,000	26,460,000	27,220,000	-7%	-5%	-3%	0%	3%	6%	9%
	+5%	606,513	22,530,000	23,100,000	23,690,000	24,310,000	24,970,000	25,660,000	26,400,000	-10%	-8%	-6%	-3%	-0%	2%	5%
	+10%	635,394	21,830,000	22,370,000	22,950,000	23,550,000	24,190,000	24,860,000	25,570,000	-13%	-11%	-8%	-6%	-4%	-1%	2%

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Quality profile compact

	Weighting	Rating	Total
Commercial	100	3.6 - Above-average	Macro-location	40	4.9 - Excellent
			Micro-location	60	3.6 - Above average
Location	40	4.1 - Good	Usability	40	3.6 - Above-average
Macro-location	40	4.9 - Excellent	Standard	30	3.0 - Mainstream
Micro-location	60	3.6 - Above average	Condition	30	2.9 - Sound
Location within municipality	40	4.5 - Very good	Market attraction	20	3.3 - Above-average
Public transport	30	3.0 - Average
Footfall	30	3.0 - Average

Property	40	3.2 - Average
Usability	40	3.6 - Above-average
Floorplan	40	3.5 - Slightly above-average
Flexibility	40	3.5 - Slightly above-average
Parking	20	4.0 - Good

Standard	30	3.0 - Mainstream
Room size	33	3.0 - Standard
Fit-out standard	33	3.0 - Mainstream
Technical installations	33	3.0 - Average

Condition	30	2.9 - Sound
Shell	20	2.5 - In disrepair to sound
Finish	40	3.0 - Sound
Building services	40	3.0 - Sound

Market attraction	20	3.3 - Above-average
Lettability	50	3.5 - Above-average
Saleability	50	3.0 - Average

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Photo documentation

Front Aspect (2012)	Office space (2012)	Industrial space 1 (2012)

Industrial space 2 (2012)	Showroom 1 (2012)	Showroom 2 (2012)

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Workshop (2012)	Facade (2012)	Car parking (2012)

Loading bay area (2012)	Roof (2012)	Toilet facilities (2012)

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Maps

Macro location	Micro location

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Context

Order

Wüest Partner was commissioned by Optibase RE1 to value the property in question as per the stipulated day of valuation for accounting reasons.

The valuations comply with national and international standards. These standards also accord with the reporting guidelines commonly used in Switzerland. The valuation focuses on the calculation of the market value. In the absence of any official definitions of market value in Switzerland, the concept used in standard European valuation textbooks is adopted. Property values are thus determined in accordance with the guidelines of the RICS (Royal Institution of Chartered Surveyors) and TEGOVA (The European Group of Valuers' Associations).

In accordance to these regulations the market value is defined as ≪the estimated amount for which a property should exchanged on the date of valuation between a willing buyer and a willing seller in an arm’s-length transaction after proper marketing, wherein the parties have each acted knowledgeably, prudently, and without compulsion.»

Value and price may diverge. No allowance can be made in this valuation for any circumstances affecting the price.

Assumption

The valuation is based on the current letting situation as disclosed in the relevant rent-roll prepared by the charged management. The projected rental income reflects the relevant terms and conditions of ongoing rental contracts as well as the general regulations of the rental law and the generally applied business principles. The estimation of the rental values is determined individually for all separate letting units on the basis of the prevailing local and regional market conditions.
The projection of the running and maintenance cost is determined on the basis of the property accounts of previous operations and validated with benchmarks and comparable information of the extensive database by Wüest Partner.
The expected capital expenditures for preserving the building and it’s structure were calculated by means of a lifecycle analysis of the individual building elements. The building structure's remaining lifespan was estimated and periodic refurbishments modelled on the basis of the general condition of the fabric as determined during the property inspection. Appropriate annual reserves were calculated accordingly and plausibility tested using comparables and Wüest Partner's own benchmarks. The calculation factors in 100% of repair costs in the first 10 years; the proportion applied from year 11 onwards is limited to the value-preserving investments. The relevant discount is based on a risk-adjusted interest rate. Rates are determined individually for each property on the basis of appropriate benchmarks derived from comparable transactions. Credit risks posed by specific tenants are , if not otherwise stated, not explicitly factored into the valuation Inflation is respected with an annual rate of 0.5%. Specific adjustment clauses in the rental contracts are reflected individually.

Disclaimer

In connection with the corona virus/COVID-19 and the fight against the pandemic, drastic measures have been put into effect in many countries, the consequences of which for the overall economy and the real estate market are not yet foreseeable. Above all, the consequences are difficult to quantify at the moment because no or not enough up-to-date comparative financial statements and transactions with these boundary conditions are available. Accordingly, the valuation uncertainty is currently increased.

The commissioned valuation – and, in particular, the forecasts presented therein – were prepared by Wüest Partner to the best of its knowledge and with due observance of current professional standards. The valuation was performed with reference to the specified valuation date and may be affected by subsequent events for which no allowance can be made at the present time. A revaluation shall become necessary should any such events occur.
The valuation is based on the disclosed documentation provided by the landlord or it’s agents and listed in the documentation summary. A site visit has been held in the course of the first recognition of the property.

Nothing in the Report should be construed as advice to proceed or not to proceed with a transaction and/or any investment or provision of finance or the consideration of terms on which to so proceed. The scope of this Report is not nor does it purport to be a confirmation or complete review of all matters of a legal, technical or real estate relevant nature which may be of interest or concern to a potential purchaser and financing parties considering or evaluating whether to proceed with a transaction or the consideration or terms on which to so proceed. In consideration of our agreement to make a copy of the Report available to you, you agree to treat the contents of the Report as confidential and not to distribute copies of the Report, or otherwise disseminate the contents of the Report, to any person without our prior written consent, with the exception of (a) disclosure on a confidential basis to such of your professional advisers, directors, officers, servants, employees and/or agents and members of the group of companies controlled by you who need to consider the matters set out in the Report (b) disclosure required by law in any jurisdiction, or (c) disclosure for regulatory purposes. We hereby confirm to have performed the valuation independently and neutrally in conformity with its business policies. It is addressed to Optibase RE1 and was carried out solely for those purposes specified above. No conflicts of interest of any kind exist. Wüest Partner shall accept no liability in respect of third parties other than that mentioned above.

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Method

The valuation uses the discounted cash-flow (DCF) method. With this method, the current market value of a property is determined as the total of all projected future net income from ongoing operations discounted to present-day equivalents. No allowance is made for any possible transaction cost (such as taxes, charges or fees). Further valuation does not account for any taxation (except of mandatory property taxes) or interest cost. The net income of operations is discounted individually for each property with due allowance for specific opportunities and threats, and with adjustment in line with prevailing market conditions and risks. All projected cash flows are presented to ensure maximum transparency.

Wüest Partner applies a so-called two-period DCF model. The evaluation period extends to infinity, as of the date of valuation. The cash flow is shown explicitly in the first 10 periods. In addition, the exit value is applied in the following period, which represents all subsequent periods.

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Documentation index

Basics	Available	Appendix	Date	Broker	Source	Comment
Land registry sheet			21.12.2017	Optibase RE1	LR Niederglatt
Leasehold documentation
Land register plan				Optibase RE1	GIS	Online
Building and zoning regulation				Optibase RE1	Rumlang	Online
Preservation order
Contaminated site
Picture documentation			17.12.2012	Optibase RE1	Wüest Partner
Site visit			17.12.2012	Optibase RE1	Wüest Partner

Property management	Available	Appendix	Date	Broker	Source	Comment
Area list			18.03.2020	Optibase RE1	Swiss Real Management AG	rent roll
Net rents			18.03.2020	Optibase RE1	Swiss Real Management AG	according to rent roll
Ancillary costs			18.03.2020	Optibase RE1	Swiss Real Management AG	according to rent roll
Net rent area			18.03.2020	Optibase RE1	Swiss Real Management AG	according to rent roll
Contracts of business tenants				Optibase RE1	Swiss Real Management AG	divers
Turnover sales
Property expenses
Property budget
Investment planning			18.03.2020	Optibase RE1	Swiss Real Management AG

Construction	Available	Appendix	Date	Broker	Source	Comment
Building insurance certificate (BIC)			18.03.2020	Optibase RE1	gem. iSure
Building volume (BIC)
Construction year (BIC)
Building permit
Building plans			18.03.2020	Optibase RE1	gem. Mietvertrag
Building specification
Areas/volume
Building services information
Investment expenditure
Track record of maintenance/renovation			18.03.2020	Optibase RE1	Swiss Real Management AG	since 2015
Condition analysis

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Glossary

Actual Rental Income: The actual rental income represents the target rental income minus other losses of income.

Annuity: In the portfolio report, an annuity is used for a constant value over a given period(s). The annuity of the values for the first ten periods is abbreviated by “Ann. 1-10” and, corresponding to that, with “Ann. 11” for the eleventh period.

Benchmarks: Benchmarks represent a reference value. The portfolio report shows the difference in percentage from the Swiss median (50% percentile) of the average rental income per square meter (per usage type: residential, office, retail and industry/trade).

Budget: The budget contains projected values for costs and revenues, according to the information provided by the owner or the property manager. See also statements.

Calculated end of contract (also called «end» in the report): The calculated end is the time difference in years as of the valuation date. Real options, early breaks, as well as the next termination dates and periods of notice for all uses are also taken into account in the calculation, if they are actually used in the valuation. The calculated end can differ due to the different definition of WAULT (see also definition of WAULT).

Capital growth return: The change in value (capital growth) is primarily caused by market developments and the investments made in the given period. Capital growth return = market value (end) - market value (start) - capital expenditure + capital revenue/market value (start) + capital expenditure. See Swiss Valuation Standards (SVS), 2017.

Cashflow: In general, a cashflow is a financial stream of either income or expenses.

Cash flow yield: Cash flow/market value (start date) + capital expenditure. See Swiss Valuation Standards (SVS), 2017.

Community Type: A summary of the community grouping produced by the Federal Office for Statistics (BfS).

Condition: Condition represents a qualitative assessment of the condition of the outer shell as well as the condition of the inside as well as services of the property. It is deduced in the quality profile of the property.

Condominium Ownership: Condominium ownership is a special kind of co-ownership. It is the co-ownership share of a plot, which gives the co-owner the special right of sole use and internal fit-out of distinct parts of a building (Civil Code Art. 712a-712t)

Contract (as % of income) Fix: «Contract Fix» represents the percentage of expected total future rental income contractually secured at the present time.

Co-ownership: Should several persons possess a unit (property) in fractions and without external divisions, they are classified as co-owners (Civil Code Art.646-651).

Current: Values valid as per the valuation date (date of the rent roll).

Discount Rate: The discount rate is the percentage rate used to discount all cash flows. The level of the chosen discount rate (per cashflow or valuation) reflects the risk assessment.

Distribution by Percentile: Summary A shows which revenue share per usage type (residential, office, retail, business) of the portfolio lies in each percentile segment.

E-Notation: The scientific notation used in Wüest Dimensions is the exponential expression (for base 10), for thousands: Xe3, for millions: Xe6 and for billions: Xe9 (X stands for any number).

Gross Yield: Two types of gross yields are shown: The current gross yield is defined as the proportion of today’s (current) target rental income as a share of market value. The gross annuity yield, the second measurement, is the rental income annuity as a percentage of the market value.

Ground Lease Income/Costs: Ground lease income or costs include income or costs arising from a ground lease contract (in accordance with Civil Code Art. 779 a. ff)

Income Losses: Income losses reflect the sum of all reductions to the target rental income (e.g. vacancy).

Lease (as % of income) + Option: «+Option» represents the percentage of the total rental income represented by «Contract Fix» plus the contractually guaranteed rental income, which is secured by means of a real or tenant-side-only contract renewal option.

Lease (as % of income) indexed: «lndexed» represents the average degree of indexation of the contracted rental positions.

Location Quality: The location quality of a property is a measure of the quality of the location. It is derived by combining both the macro location rating (location of the municipality within Switzerland) and the micro location rating (location of the property within the municipality).

Macro location: The macro location represents the quality of the local real estate market for the corresponding municipality. The basis for this measurement is a comprehensive, use-related municipal rating by Wüest Partner.

Maintenance Costs: The maintenance costs consist of the costs for upkeep and repair.

Maintenance or Upkeep costs (M): The upkeep costs are also referred to as “normal maintenance”. Upkeep measures include all measures undertaken to ensure the continued use of the property (e.g. service work, minor repairs).

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Market Matrix: The market matrix displays all properties in the portfolio according to the location quality (X-axis) and the property quality (Y-axis) depicted. The matrix is divided into nine segments (I to IX). If a property is located in the segment I, for example, this is classified as a top or prime property.

Market Value (MV): The market value is the estimated amount for which an asset should exchange on the date of valuation between a willing buyer and a willing seller in an arm’s-length transaction after proper marketing, wherein the parties had each acted knowledgeably, prudently and without compulsion.

Median: The median refers to a statistical measurement. It divides a number of values into two halves. 50% of the values are lower than the median and 50% are greater the median (median = 50% percentile).

Micro Location: The micro location describes the position of the property within the community. It is determined by factors such as access to public transport, topography of the plot (e.g. south-facing), shopping availability, etc. The assessments are recorded in the quality profile of the property.

MIRR - Modified internal rate of return: IRR is also known as the internal rate of return. In Wüest Dimensions, the modified IRR (MIRR) is being utilised. The MIRR is an indicator that reflects the attractiveness of an initial investment in view of future cash flows. In investment planning, the MIRR can be used to calculate various scenarios. In the DCF calculation, the MIRR is understood as a weighted discount rate or a backward calculation of the discount rate. The MIRR is currently regarded as the best method of calculating the IRR and also takes into account the conclusiveness and payment modality of all present values in the DCF calculation.

Net Yield: The net yield is the ratio of the net income annuity to the calculated market value of the property.

Nominal: Cash flows and values that are reported in nominal terms are not adjusted for inflation.

Overall Coefficient: The overall coefficient for each property is derived from the weighted average of the quality coefficients for the macro location, micro location, condition, standard, and usability.

Percentiles: Distribution indicators, which segment a range of values. The 50-percent-percentile marks the border between the higher-priced and the lower priced halves of values. Correspondingly, the 10-percent percentile marks the border between the lowest 10 percent values and the remaining values.

Period: The valuation period is divided into a certain number of equally large units of time (usually one year). Such a unit of time is called a period.

Portfolio: A collection of several property valuations is summarised in a portfolio.

Potential: The anticipated long-term and sustainable development of the revenues or costs is projected using an assessment of the estimated market value or “potential” for both revenues and costs (particularly rent income).

Projected Rental Income (Projected): The target or projected rental income is the sum of all rental income (including vacancies).

Property Accounts: The property accounts include the historical cost and revenue values as supplied by the owners or property management.

Property Quality: The property quality is a measurement of the quality of a property taking into account the property’s condition, prevailing standards, usability and usage-mix. The information required to determine the quality of the property is taken from the quality profile of the property.

Property Type (P-type): The following property types are recognised: residential property, residential/commercial property, commercial property (solely for commercial use), special property, ground lease property and building land.

Quality Coefficient: A market-value-weighted-average of the corresponding quality factor for each property. Factors include: macro location, micro location, condition, standard and usability.

Real: Real values shown are adjusted for inflation, in other words, deflated. Therein the nominal measurement or value is divided by a price index (e.g. CPI).

Region (Properties by -): Switzerland is divided by Wüest Partner into eight monitoring regions. This regionalisation is again based on a regional division of Switzerland - the so-called 106 MS regions - which was undertaken by the Federal Office for Statistics (BfS).

Rental Income: The rental income shows the current income generated by the letting of rental units and for each usage type i.e. residential, office, retail, industry/trade, special uses and other uses. The annuity is expressed as CHF per m2

Repair Costs (R): The repair costs are also known as “extraordinary maintenance”. They cover all investments that fully replace significant building components and/or are accompanied by a marked qualitative improvement. These may include value-adding investments.

Running or Operating Costs: Running or Operating costs are those costs carried by the owner of the property, incurred during operation and not (fully) passed on to the tenants (e.g. insurance premiums, administrative costs).

Sensitivity analysis (approximate): The deviating market values in the sensitivity analysis are derived approximately using a simplified model calculation; these market values may therefore differ from a detailed DCF valuation.

Sole Ownership: The owner of the property is a single private or legal entity.

Standard: The Standard represents the qualitative assessment of a building reflecting the existing spatial conditions, the materialisation and installed building services. The standard is a part of the quality profile.

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Tenant list and use-type abbreviations: - No. = Number

- Share of fixed-term contracts = Share of secured fixed-term contracts

- Opt. share = Share of secured contracts with real option extension

- End [a] = Calculated end of contract (see separate entry)

- FI. = Floor

- Index % = Share of inflation that can be passed on to the tenant under tenancy law

- Vac. = Vacancy (market)

- Trans. per. [a] = Transition period in years between current rent and market rent (see separate entry)

- Rms = Number of rooms per apartment

Uses

- OA = Outside area

- O = Offices

- LCE = Leisure/culture/education -

- I = Industry

- C = Catering

- H = Health

- H = Hotel

- W = Warehouse

- CSU = Commercial secondary use

- RSU = Residential secondary use

- OP = Outdoor parking

- IP = Indoor parking (parking space)

- SUwA = Special use with area

- SUwoA = Special use without area

- R = Retail

- R = Residential

Total Income: The total revenue includes the target or projected rental income plus any other income (e.g. ground lease revenues, sales revenues, etc.) minus any revenue losses.

Total Net Income: Total net income is calculated as the total of all income minus all costs.

Total Ownership: Owners of the property are several natural or legal persons who are in close (legal) relationship with each other. See, Civil Code Art. 652 - 654.

Total return: The total return of a property is made up of the cash flow of a given period and the change in value from the preceding period.

Usability: Usability measures the quality of the property in respect of: the floor layout, the flexibility of the building structure, the connectivity of the plot, etc. It is recorded in the quality profile of the property.

Usage Area (UA): The usage area is part of the net floor area (NFA), which, in general, serves the overall purpose and use of the building.

Vacancy: A rental unit is deemed to be empty and as such vacant if, as per the rent roll date, no rental contract exists for this rental unit.

WAULT: The WAULT (Weighted Average Unexpired Lease Term) adds up the weighted average remaining terms of contractually fixed rents in a portfolio (up to the earliest possible termination date without extension options). The WAULT must be reported in years.

The uses to be taken into account are:

- Office, hotel, sales, practices, hospitality, warehouse and other commercially used properties

- Unlimited rental contracts with a term of 6 months are taken into account for the calculation.

Property types not to be considered are:

- Apartments, parking spaces, advertising space, cellar/attic

- Vacancies are not taken into account

See definition «SFAMA FI Kennzahlen Immofonds_d_160913»

118318 | 101-17096-100 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 26.03.2020, DRAFT – Desktop Valuation as at 1 April 2020	Page 31 of 31